EXHIBIT 11

                              THE FINOVA GROUP INC.
                        Computation of Earnings Per Share
                  (Dollars in Thousands, except per share data)

                                                  Three Months Ended                        Twelve Months Ended
                                                      March 31,                                 December 31,
                                         ----------------------------------          ----------------------------------
                                              1997                 1996                  1996                 1995
                                         -------------         ------------          ------------        --------------
Income from Continuing
  Operations                             $      31,658         $     26,756          $    116,493        $       93,798
                                         =============         ============          ============        ==============

Net Income                               $      31,658         $     27,121          $    117,000        $       97,629
                                         =============         ============          ============        ==============

Average common shares
  outstanding before
  common equivalents                        27,144,000           27,320,000            27,408,000            27,452,000
Common equivalent stock
  options                                      780,000              603,000               628,000               380,000
                                         -------------         ------------          ------------        --------------
Average outstanding common
  and equivalent shares                     27,924,000           27,923,000            28,036,000            27,832,000
                                         =============         ============          ============        ==============
Earnings from continuing
  operations per common
  and equivalent share                   $        1.13         $       0.96          $       4.16        $         3.37
                                         =============         ============          ============        ==============
Earnings per common and
  equivalent share                       $        1.13         $       0.97          $       4.17        $         3.51
                                         =============         ============          ============        ==============

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